Exhibit 10.1

MOLINO CAÑUELAS S.A. SHAREHOLDERS’ AGREEMENT

This Molino Cañuelas S.A. Shareholders’ Agreement (hereinafter referred to as the “Shareholders’ Agreement”) is entered into in the city of Buenos Aires on January 18, 2017, by and between:

1.              Mr. ALDO ADRIANO NAVILLI, with Documento Nacional de Identidad (National Identity Document) No. 10,053,805 and registered address at Ombú 3075, city of Buenos Aires (hereinafter referred to as “Aldo Navilli”) as party of the first part;

2.              Mr. RICARDO ALBERTO NAVILLI, with National Identity Document No. 13,429,134 and registered address at Azucena Villaflor 489, piso 4,  Rio 1, city of Buenos Aires (hereinafter referred to as “Ricardo Navilli”) as party of the second part;

3.              Mr. CARLOS ADRIANO NAVILLI, with National Identity Document No. 12,657,137 and registered address at Rodríguez Peña 1560, piso 3°, city of Buenos Aires (hereinafter referred to as “Carlos Navilli”) as party of the third part; and

4.              Ms. ADRIANA ELBA NAVILLI, with National Identity Document No. 11,398,465 and registered address at Las Heras 41, Laboulaye, Province of Córdoba (hereinafter referred to as “Adriana Navilli”) and Mr. MARCOS ANÍBAL VILLEMUR, with National Identity Document No. 26,927,403, with registered address at Las Heras 41, Laboulaye, Province of Córdoba (hereinafter referred to as “Marcos Villemur”) as party of the fourth part.

In this Shareholders’ Agreement, Aldo Navilli, Ricardo Navilli and Carlos Navilli shall each be referred to as a “Party.” In addition, Adriana Navilli and Marcos Villemur, shall be jointly referred to as a single “Party.”

W H E R E A S

A.                                   The parties are, jointly, exclusive and lawful holders of 12,000,000 common shares of a nominal value of one peso ($1) each and with one (1) vote per share representing one hundred percent (100%) of the capital stock and voting rights of Molino Cañuelas S.A., a corporation organized and in good standing under the laws of the Argentine Republic (hereinafter referred to as “Molino Cañuelas” or the “Corporation”), pursuant to the details provided in Annex I hereto (hereinafter and jointly, the “Initial Shares”).

B.                                   The Parties are parties to and  associated by a shareholders’ agreement dated March 19, 2004 (in addition to its amendments dated March 19, 2004, April 28, 2009 and April 13, 2016, hereinafter referred to as the “2004 Shareholders’ Agreement”).

C.                                   The Parties have agreed that the Corporation shall make a public offering and shall publicly trade its shares in local and foreign stock markets and exchanges at the appropriate time under suitable conditions, which may be determined by Aldo Navilli, for which purpose the Parties shall trade the Initial Shares that are not to be offered in a secondary offering in such stock markets and exchanges for common Class “A” shares of the Corporation, with the right to five (5) votes per share (the “Common Class A Shares”).

D.                                   The Parties intend to reach an agreement on certain matters related to the management and governance of the Corporation, as well as the possible transfer of their shares for its application during the life of this Shareholders’ Agreement.

Now, therefore, the Parties hereby agree to the following:

SECTION I

DEFINITIONS AND INTERPRETATION

Clause 1.01.  Defined Terms

In this Shareholders’ Agreement, all the defined terms, of which the first letter of each word is capitalized and which are placed between quotations marks and underlined on initially defining their meaning (except if they are words at the beginning of a sentence or proper nouns and if so required by the context) shall have the meaning assigned to them in each case in the text of the Shareholders’ Agreement and in this clause.  For reference purposes, a list of the defined terms (which may not include all of the terms defined in this Shareholders’ Agreement) has been added to this clause, in which such definitions are indicated and, as the case may be, clarification is provided with regard to the scope of each respective defined term:

“Shares”: shall mean (i) Initial Shares; (ii) Class A Shares; (iii) any other shares of the Corporation (other than the Initial Shares and the Class A shares); (iv) any other right issued by the Corporation that may be subscribed and/or acquired by any of the Parties and may - even if subject to a condition, conversion or procedure of a similar nature - become Shares; (v) any revocable or irrevocable contribution made or to be made to the Company by any of its shareholders or by third parties; and (vi) any right, prerogative or power incorporated into, added to, associated with or attached to the Shares.

“Initial Shares”: has the meaning assigned in the whereas clause of this Shareholders’ Agreement.

“Class A Shares”: has the meaning assigned in the whereas clause of this Shareholders’ Agreement.

“Offered Shares”: has the meaning assigned in subsection (a) of Clause 5.02 hereof.

“Purchasing Shareholders”: has the meaning assigned in subsection (a) of Clause 5.04 hereof.

“Non-Selling Shareholders”: has the meaning assigned in Clause 5.01 hereof.

“Selling Shareholder”: has the meaning assigned in Clause 5.01 hereof.

“Shareholders’ Agreement”: has the meaning assigned in the first introductory paragraph hereof and includes each and every one of the amendments, addenda and supplementary documents hereto that may be issued by the Parties pursuant to this document.

“2004 Shareholders’ Agreement”: has the meaning assigned in the whereas clause of this Shareholders’ Agreement.

“Adriana Navilli”: has the meaning assigned in the header of this Shareholders’ Agreement.

“Aldo Navilli”: has the meaning assigned in the header of this Shareholders’ Agreement.

“Carlos Navilli”: has the meaning assigned in the header of this Shareholders’ Agreement.

“Corporation”: has the meaning assigned in the whereas clause of this Shareholders’ Agreement and includes all of the Corporation’s associated, affiliated and/or controlled corporations and/or companies.

“Preemptive Right”: has the meaning assigned in subsection (a) of Clause 5.04 hereof.

“Independent Directors”: has the meaning assigned in Clause 3.02 (b) hereof.

“Board of Directors”: has the meaning assigned in Clause 5.01 hereof.

“Encumbrance”: has the meaning assigned in Clause 4.06 hereof.

“Notice of Purchase”: has the meaning assigned in subsection (a) of Clause 5.05.

“Notice of Sale”: has the meaning assigned in Clause 5.01 hereof.

“Marcos Villemur”: has the meaning assigned in the header of this Shareholders’ Agreement.

“Parties”: has the meaning assigned to it in the introductory paragraph hereof.

“Exercise Period”: has the meaning assigned to it in subsection (a) of Clause 5.03 hereof.

“Price”: has the meaning assigned to it in Clause 5.02 hereof.

“Ricardo Navilli”: has the meaning assigned to it in the header of this Shareholders’ Agreement.

“Transfer”: has the meaning assigned to it in Clause 4.01 hereof.

Clause 1.02.  Interpretations.

Unless otherwise indicated or required by the context, in this Shareholders’ Agreement or in relation to this Shareholders’ Agreement:

(i)                                   the titles of the Sections, Clauses and/or other sections of the Shareholders’ Agreement are included only for better reference and shall be ignored for the purposes of their interpretation;

(ii)                                if so required by the context, the words and terms defined in singular form include the plural form and vice versa, and the words and terms defined in feminine gender form include the feminine, masculine and neutral gender forms;

(iii)                             unless otherwise indicated, all references to Annexes are references to Annexes of this Shareholders’ Agreement (each of which is considered an integral part of this Shareholders’ Agreement);

(iv)                            all references to Articles, Sections or Clauses, unless otherwise expressly indicated, are references to the Articles, Sections or Clauses of this Shareholders’ Agreement;

(v)                               the expressions “herein,” “hereunder,” and other similar expressions used in this Shareholders’ Agreement refer to this Shareholders’ Agreement in its entirety, but not to a particular provision contained in it, unless otherwise expressly indicated;

(vi)                            the expression “including” or “comprising” and other similar expressions used herein shall mean “including but not limited to”;

(vii)                         references to any person (including any Party) shall include the permitted successors (successors and/or assigns, either inter vivos and/or mortis causae, voluntary and necessary or legal), successors-in-interest, acquirers, beneficiaries, heirs, legatees and assignees of such person;

(viii)                      any accounting term and/or expression included herein that has not been defined herein or to which an express meaning has not been attributed shall have the meaning assigned to such term or expression by the generally accepted accounting principles of the Argentine Republic; and

(ix)                            the whereas clause hereof may be used for the purposes of determining the intention of the Parties on executing the Shareholders’ Agreement.

SECTION II

PURPOSE OF THE AGREEMENT. RULES APPLICABLE TO MANAGEMENT AND GOVERNANCE

OF THE CORPORATION

Clause 2.01.  Purpose.

(a)                                It is the common and irrevocable intent of all the Parties that the governance, management, auditing, policy making and administration of the Corporation, its assets, activities and operation shall be conducted pursuant to the rules established in Section III of this Shareholders’ Agreement.

(b)                                The Parties hereby undertake to:

(i)                                    perform or refrain from performing, as the case may be, all necessary and/or convenient acts for the implementation and fulfillment of (1) the common and irrevocable intent stated in the initial paragraph of this Clause 2.01, as well as the provision established in Clause 2.02 hereof, and (2) the purpose of this Shareholders’ Agreement and each and every one of the provisions of this Shareholders’ Agreement; and

(ii)                                  have the persons designated by them to act or hold any position in the Corporation or any of its bodies (including its shareholders’ meeting, board of directors, body of statutory auditors, management or any committee) perform or refrain from performing, as the case may be, all acts necessary and/or convenient for the implementation and fulfillment of (1) the common and irrevocable intent stated in the initial paragraph of this Clause 2.01 hereof, as well as the provisions established in Clause 2.02 hereof and (2) the purpose of this Shareholders’ Agreement and each and every one of the provisions of this Shareholders’ Agreement. Any act or omission by any of the persons holding such positions and/or performing such functions that is inconsistent with the provisions of this Shareholders’ Agreement shall be deemed to constitute non-compliance by the Party or Parties who proposed such person for designation or nomination, for all purposes of this Shareholders’ Agreement.

Clause 2.02.  Corporate Management and Governance.

(a)                                Notwithstanding the powers assigned by laws, regulations and/or corporate by-laws (or regulations) to Corporate bodies and authorities, it is hereby expressly established that no decision of any nature may be adopted at any level of the Company in opposition to the provisions established in Clause 2.01 of this Shareholders’ Agreement. Any decision adopted or omitted by Corporate bodies, officials, authorities and/or employees that contradicts, in any way, the provisions hereof, shall be null and void and the Party or Parties who directly or indirectly allowed, caused or facilitated (either by action or omission) the occurrence or adoption of such decision, action or omission, including by having proposed the designation of any Corporate body, official and/or authority, shall be deemed directly and jointly liable for non-compliance with this Shareholders’ Agreement.

(b)                                The Parties hereby accept and provide the broadest support for the request, admissibility and adoption of any court or administrative measure or order (including precautionary or preventive measures or other kinds of measures) that in the most immediate and expeditious way, ex-parte, without any injunction bond of any kind, proceeds to prevent and/or render null and void any decision adopted or omitted or any action performed by any Party and/or Corporate bodies, officials, authorities and/or employees that contradicts, in any way, the provisions of this Shareholders’ Agreement. The Parties hereby state that they shall not, in any way, oppose, by any means or method, the request, issue, adoption, application and/or implementation of any of such measures or orders.

Clause 2.03.  Chairmanship.

During the first five years following the effective date of this Agreement, the Board of Directors of the Corporation shall be chaired by Mr. Aldo Adriano Navilli or by the person chosen by Mr. Aldo Adriano Navilli for such purpose, at his sole discretion. As of the sixth year following the effective date of this Agreement, the chairman of the Board of Directors of the Corporation shall be elected pursuant to the rules established in Section III of this Shareholders’ Agreement. Mr. Aldo Adriano Navilli may freely and voluntarily resign, at any time, as Chairman of the Board of Directors, without this requiring prior notice or any formalities of any kind.

SECTION III

GENERAL RULES APPLICABLE TO THE CORPORATION’S BOARD OF DIRECTORS AND

SHAREHOLDERS’ MEETINGS.

Clause 3.01.  General Obligations.

(a)                                Notwithstanding any provision contained in the Corporate by-laws (or regulations), the Parties hereby undertake to ensure that the persons designated each time at their proposal to hold the position of directors of the Corporation conduct all acts required to comply with each and every one of the provisions of this Shareholders’ Agreement. Any act or omission by any of the persons holding the abovementioned positions that is inconsistent with the provisions of this Shareholders’ Agreement, shall be deemed, for all purposes of this Shareholders’ Agreement, an act or omission by the Party or Parties at whose proposal such person was designated.

(b)                                Prior to any Corporate Board of Directors’ Meeting or Regular or Special Shareholders’ Meeting, the Parties shall meet and adopt sufficiently in advance all the measures that are necessary and convenient to give full effect to the provisions of this Shareholders’ Agreement and ensure that no decision is adopted by any corporate body (including the Board of Directors or Shareholders’ Meeting) in violation of the provisions established in this Shareholders’ Agreement. Notwithstanding any provision to the contrary, all decisions related to the governance, administration and auditing of the Corporation (including its activities, business and assets) shall be made by the favorable resolution of at least three (3) Parties to this Shareholders’ Agreement. It is hereby expressly established that during the first five (5) years of the life of this Shareholders’ Agreement, one of such Parties must necessarily be Aldo Navilli. Once the respective decision has thus been made, all of the Parties (even the one opposed to the adoption of such decision, if any) shall act in a joint and unified manner (as a single party or person) to enforce the decision adopted, including in all of the Corporate bodies; particularly in its Shareholders’ Meetings (Regular and Special) by voting with all their Shares and in the Board of Directors’ Meetings, by voting in favor of such decision and ensuring that it is approved. Once a decision has been adopted by the Parties under the terms established in this clause, no Party shall display or allow the display of dissent in the corporate bodies.

Clause 3.02.  Board of Directors.

The following rules shall apply during the life of this Shareholders’ Agreement:

(a)                                The Corporation’s management shall be conducted by the Board of Directors, composed of eleven (11) regular members and an equal number of alternate members, of which each Party is entitled to the designation, at their indication, of two (2) regular directors and an equal number of alternate directors, resulting in the appointment in this manner of eight (8) of such members. In the event of absence or impediment, the alternate directors designated at the indication of each Party shall replace the regular directors designated at the indication of the same Party in the manner or order indicated by such Party and such method of replacement shall be recorded in the Shareholders’ Meeting at which they are designated.

(b)                                Each Party shall be entitled to remove or replace (at their sole discretion), at any time, any of the directors designated at their indication, as established in § (a) of this Clause 3.02. In all cases, however, such Party shall hold the Corporation and the other Parties harmless from and against any claims that may be made by a director replaced in such a manner.

(c)                                 In addition to the eight (8) regular directors (and the respective alternate directors) designated as stated in § (a) of this Clause 3.02, another three (3) regular directors, and an equal number of alternate directors, shall be members of the Board of Directors. Such directors shall be “independent,” as established in Law No. 26,831 on the Capital Market and the Regulations of the National Securities Commission (hereinafter, the “Independent Directors”). The Independent Directors shall be designated from a list jointly proposed by at least three (3) Parties, one of which must be Aldo Navilli during the first five (5) years of the life of this Shareholders’ Agreement.

(d)                                In the event that, due to the application of regulations in effect, at any time, shareholders of the Corporation who are not Parties to this Shareholders’ Agreement are entitled to designate and effectively designate one or more members of the Corporation’s Board of Directors, the Parties shall increase the number of eleven (11) regular (and alternate) members of the Board of Directors by the number of positions required so that the director/s designated at the proposal of the abovementioned shareholders who are not Parties to this Agreement may be included in the administrative body, for as long as this is the case.

(e)                                 The directors shall hold office for at least one (1) and no more than three (3) fiscal years and may be successively reelected, as resolved by the Shareholders’ Meeting. The Chairman of the Board of Directors shall cast the deciding vote in the event of a tie.

(f)                                  Having complied with the provisions of Clause 3.01 (b), the Board of Directors shall meet at least every three (3) months. Meeting notices must be duly sent to the Directors by fax, with a written acknowledgment of receipt and/or by e-mail, at the telephone numbers and at the addresses recorded for such purpose at the Corporation, at least seven (7) calendar days in advance, with the proposed meeting agenda.  During the following five (5) calendar days, the directors may request that the chairman of the Board of Directors include additional items in the proposed meeting agenda. The chairman must inform the directors of the final agenda at least two (2) days in advance of the Board of Directors’ meeting. Prior to any Board of Directors’ meeting, the Parties shall meet and adopt, sufficiently in advance, all of the measures that are necessary and convenient to give full effect to the provisions of Section III and ensure that no decision is adopted in violation of the provisions of such Section III and those established in this Shareholders’ Agreement.

(g)                                 The Board of Directors shall validly meet with the attendance, in person or duly represented, of at least more than half of the number of directors, which during the first five (5) years of the life of this Shareholders’ Agreement, must include at least one (1) of the directors designated at the proposal of Aldo Navilli. Except as indicated in § (h) with regard to Relevant Matters, during the first five (5) years of the life of this Shareholders’ Agreement, the Board of Directors shall issue resolutions by the affirmative vote of the majority of the directors present, provided that the affirmative votes include (i) the affirmative vote of at least one (1) director designated at the proposal of Aldo Navilli; (ii) the affirmative vote of at least one (1) director designated at the proposal of any of the other three (3) Parties to this Shareholders’ Agreement; and (iii) the affirmative vote of at least one (1) director designated at the proposal of the other two (2) Parties to this Shareholders’ Agreement who are not the Parties referred to in subsections (i) and (ii) of this § (g). Except as indicated in § (h) with regard to Relevant Matters, once the first five (5) years of the life of this Shareholders’ Agreement have elapsed, the Board of Directors shall issue resolutions by the affirmative vote of the majority of the directors present, provided that the affirmative votes include those of the directors designated by at least three (3) of the Parties, whichever they may be, to this Shareholders’ Agreement. Notwithstanding any provision to the contrary in the corporate by-laws, no decision may be adopted by the Board of Directors without the affirmative votes indicated in this clause.

(h)                                For the discussion of any Relevant Matter, the Board of Directors shall only meet validly with the attendance, in person or duly represented, of at least half of the number of directors, and shall issue resolutions by the affirmative vote of the majority of the votes present, provided that the affirmative votes include at least one (1) director designated at the proposal of each of the four (4) Parties to this Shareholders’ Agreement. Notwithstanding any provision to the contrary in the corporate by-laws, no decision may be adopted by the Board of Directors without the affirmative votes indicated in this clause.

Clause 3.03.  Shareholders’ Meetings.

Having complied with the provisions established in Clause 3.01 (b), the Corporate Shareholders’ Meetings shall be governed as follows:

(a)                                 Regular Shareholders’ Meeting:

(i)                                     Quorum: Established upon first notice with the presence of the majority of the Corporation’s shares with the right to vote and upon second notice with the presence of any number of Corporate shares, in both cases provided that at least three (3) of the Parties to this Shareholders’ Agreement are present, one (1) of which must necessarily be Aldo Navilli during the first five (5) years of the life of this Shareholders’ Meeting.

(ii)                                 Decisions: Decisions are adopted by the affirmative vote of at least three (3) of the Parties to this Shareholders’ Agreement, one (1) of which must necessarily be Aldo Navilli during the first five (5) years of the life of this Shareholders’ Agreement.

Notwithstanding any provision to the contrary in the Corporate by-laws, no decision may be adopted by the regular Shareholders’ Meeting without the affirmative votes indicated in this clause.

(b)                                 Special Shareholders’ Meeting.

(i)                                    Quorum: Established both upon first and second notice with the presence of shareholders representing sixty percent (60%) of the total votes of the Corporation, in both cases provided that at least three (3) of the Parties to this Shareholders’ Agreement are present, one (1) of which must necessarily be Aldo Navilli during the first five (5) years of the life of this Shareholders’ Agreement.

(ii)                                 Decisions: Decisions are adopted by the affirmative vote of at least three (3) of the Parties to this Shareholders’ Agreement, one (1) of which must necessarily be Aldo Navilli during the first five (5) years of the life of this Shareholders’ Agreement.

Notwithstanding any provision to the contrary in the Corporate by-laws, no decision may be adopted by the regular Shareholders’ Meeting without the affirmative votes indicated in this clause.

(c)           Shareholders’ Meetings Discussing Relevant Matters.

(i)                                    Quorum: The four (4) Parties to this Shareholders’ Agreement must be present in the Shareholders’ Meetings discussing Relevant Matters, both upon first and second notice.

(ii)                                 Decisions: Decisions on Relevant Matters shall be adopted by the affirmative vote of the four (4) Parties to this Shareholders’ Agreement.

Notwithstanding any provision to the contrary in the Corporate by-laws, no decision may be adopted by the regular Shareholders’ Meeting without the affirmative votes indicated in this clause.

(d)           General Rule for all Shareholders’ Meetings.

Notwithstanding the rules listed above and in spite of the provisions of the Corporate by-laws, the Parties shall, under their responsibility, perform all the actions or omissions necessary or convenient so that no decision of the Corporation may be made, adopted and/or approved in violation of the provisions of this Clause 3.03. Non-compliance with this obligations shall be considered serious non-compliance with this Shareholders’ Agreement.

Clause 3.04.  Relevant Matters.

(a)                                Any and all decisions that must be adopted by the Company (whether they need to be approved by the Board of Directors, the Shareholders’ Meeting and/or any other corporate body) in relation to the matters, subjects and topics listed below (the “Relevant Matters”) may only be validly accepted and performed by the Corporation if previously approved by the favorable vote of all the Parties to this Shareholders’ Agreement.

(b)                                The Relevant Matters are the following:

1.              Dissolution, voluntary liquidation or bankruptcy of the Corporation.

2.              Transfer of the Corporation’s goodwill and/or the disposal of all or substantially all of the Corporation’s assets.

SECTION IV

TRANSFER OF THE CORPORATION’S SHARES

Clause 4.01.  Limitation to the Transfer of the Corporation’s Shares.

During the life of this Shareholders’ Agreement, none of the Parties may sell or offer to sell, grant purchase options, transfer or assign for any reason or in any way, pledge, guarantee, grant the right to use or in any way dispose of, for any reason, including transfers for payment in kind, exchange and/or donation (any of these actions referred to as a “Transfer”) of the Corporation’s Shares owned by them, if such Transfer is not allowed by the provisions of this Shareholders’ Agreement and performed in accordance with them.  The Parties shall not allow the Corporation, nor may the Corporation register or allow the registration of any Transfer of Shares that is not allowed or performed pursuant to the terms of this Shareholders’ Agreement.

Clause 4.02.  Permitted Transfer of Shares.

The Parties may only Transfer their Shares if:

(a)                                the Transfer is performed for valuable consideration, for a price in money (with the exception of Transfers (i) under Clause 4.03 hereof, or (ii) to a Controlled Company performed as established in Clause 4.03 hereof, in either of which cases this requirement shall not apply; or (iii) under Clause 4.05 hereof); and

(b)                                Transfers include, in each case, Shares with all their rights, whether property rights or others (including voting rights, preemptive rights and the right to a proportional increase of the unclaimed portion of an estate, which may not be transferred separately from the respective Shares); and

(c)                                 the procedures established in Section V hereof which governs Preemptive Rights (as defined below) have been performed, except in the case of a Transfer  (i) under Clause 4.03 hereof, or (ii) to a Controlled Company, performed as established under Clause 4.04 hereof, in any of which cases the procedure established in Section V hereof shall not apply; or (iii) under Clause 4.05 hereof.

Clause 4.03.  Transfer of Shares within a Family Branch.

(a)                                Ricardo Navilli may freely Transfer, on one or more occasions, Shares to Alfredo Navilli, Ricardo Leandro Navilli, Francisco Andrés Navilli and Vicente Navilli and any of their respective heirs, under the condition that, simultaneously with such Transfer, the acquirers of the Shares are incorporated into this Shareholders’ Agreement, paying in the Part corresponding to Ricardo Navilli (jointly assuming the rights and obligations related to such Part). The transferor shall be jointly responsible with the acquirer for compliance with all of the obligations of the latter under this Shareholders’ Agreement. In addition, the persons mentioned above, holders of Shares and having paid in Ricardo Navilli’s Part, may freely Transfer Corporate Shares, only among themselves, on one or more occasions.

(b)                                Carlos Navilli may freely Transfer, on one or more occasions, Shares to Enzo Agustín Navilli, Nicolás Adriano Navilli and María Florencia Navilli and/or any of their respective heirs, under the condition that, simultaneously with such Transfer, the acquirers of the Shares are incorporated into this Shareholders’ Agreement, paying in the Part corresponding to Carlos Navilli (jointly assuming the rights and obligations related to such Part). The transferor shall be jointly responsible with the acquirer for compliance with all of the obligations of the latter under this Shareholders’ Agreement. In addition, the abovementioned persons, holders of Shares and having paid in Carlos Navilli’s Part, may freely Transfer Corporate Shares, only among themselves, on one or more occasions.

(c)                                 Aldo Navilli may freely Transfer Shares, on one or more occasions, to Regina Navilli and/or Luciano Navilli and/or Mariano Navilli and/or any of their respective heirs, under the condition that, simultaneously with such Transfer, the acquirer/s of the Shares are incorporated into this Shareholders’ Agreement, paying in the Part corresponding to Aldo Navilli (thus jointly assuming the rights and obligations related to such Part). The transferor shall be jointly responsible with the acquirer for compliance with all the obligations of the latter under this Shareholders’ Agreement. In addition, the abovementioned persons, holders of Shares and having paid in Aldo Navilli’s Part, may freely Transfer Corporate Shares, only among themselves, on one or more occasions.

(d)                                Adriana Navilli and Marcos Villemur may freely Transfer, on one or more occasions, Shares to Tomás Villemur and Emma Villemur and/or any of their respective heirs, under the condition that, simultaneously with each Transfer, the acquirer/s of the Shares are incorporated into this Shareholders’ Agreement, paying in the Part corresponding to Adriana Navilli and Marcos Villemur (jointly assuming the rights and obligations related to such Part). The transferor shall be jointly responsible with the acquirer for compliance with all the obligations of the latter under this Shareholders’ Agreement. In addition, the abovementioned persons, holders of Shares and having paid in Aldo Navilli’s Part, may freely transfer Corporate Shares, only among them, on one or more occasions.

Clause 4.04.  Transfer to a Controlled Company.

(a)                                Share Transfers by the Parties to controlled companies with respect to which the transferor possesses the full and unrestricted ownership of no less than ninety-nine percent (99%) of the capital stock and shares or units of ownership interest with the right to vote, without calculating the plurality of votes, shall not be subject to Preemptive Rights (or to the restrictions and procedures indicated in Section V hereof).

(b)                                Any Party wishing to Transfer Shares to a controlled company must previously show in a manner that is satisfactory to the rest of the Parties, that the acquirer has the previously mentioned capacity in relation to the transferor. For such purpose, it must notify the rest of the Parties of its intention to perform the Transfer fifteen (15) calendar days in advance of the date proposed for it, providing the documents proving that the acquiring controlled company has such conditions in relation to the transferor and that it shall preserve such conditions in the Transfer.  Within the same term, the acquiring controlling company must express its unconditional will to submit to this Shareholders’ Agreement.

(c)                                 Notwithstanding all of the above or any Transfer performed in accordance with the system authorized by this Clause, (i) the transferring Party shall continue to be jointly obligated by the provisions of this Shareholders’ Agreement with the acquiring controlled company; (ii) all of the rights and obligations of the transferring Party arising from this Shareholders’ Agreement must be assigned and transferred to such controlled company on performing the Transfer, fully in the event of a full Transfer, or in proportion to the Shares included in the Transfer, if it is Partial; and (iii) any Transfer of Shares performed under the system established in this Clause shall be subject to the condition subsequent of the maintenance by the acquiring controlled company, with regard to the Party performing the Transfer, of its controlled condition that allowed it to perform the Transfer.

Clause 4.05.  Free Transfer.

Once the Corporation is incorporated into the system of public offering and trading of its shares, the Transfer at any time and in one or more operations of up to 20% of the total Class A Shares held by each Party at the time of the initial public offering (IPO) of the Corporation’s shares shall not be subject to Preemptive Rights (or subject to the restrictions and procedures mentioned in Section V hereof). Any Transfer of Class A Shares under the terms of this Clause 4.05 must previously undergo the conversion into Corporate shares with the right to one (1) vote per Share under the terms established in the corporate by-laws in the terms set forth in Clause 5.08(b) of this Shareholders’ Agreement.

Clause 4.06.  Encumbrances on Corporate Shares.

(a)                                None of the Parties may perform, constitute or allow the constitution or existence, in any way, of a fiduciary transfer, usufruct, pledge, assignment as security, attachment or other encumbrance on the Shares of their property, or an irrevocable mandate in favor of another person to exercise any of such rights, except with the express written authorization of the other Parties (any of these cases shall be referred to as an “Encumbrance”).

(b)                                Should one of the Parties have an Encumbrance imposed on the Shares of its property, consisting of a precautionary or preventive measure (whether an attachment or other), such Party hereby undertakes (i) to replace the Shares on which the Encumbrance was imposed with another or other properties that are acceptable to the Court imposing the Encumbrance (if possible according to the nature and characteristics of the measure implemented and (ii) if it is not possible to comply with the provisions of subsection (i) above, the Party holding the Shares on which the Encumbrance was imposed shall have a term of one hundred and twenty (120) court working days as of the notice of such Encumbrance to have it lifted or substituted, unless the imminence of the foreclosure of the Encumbrance, or agreements of the Corporation with third parties expressly approved by the Parties impose shorter terms than the one mentioned above, in which case the Party holding the Shares on which the Encumbrance was imposed shall have the Encumbrance lifted or replaced prior to the foreclosure of the Corporate Shares affected by the Encumbrance or within the term established in the respective agreements of the Corporation with third parties.

SECTION V

PREEMPTIVE RIGHT

Clause 5.01.  Notice of Intention to Transfer Shares.

If one of the Parties wishes to perform a total or partial Transfer of the Corporate Shares owned by it (that Party shall hereinafter be referred to as the “Selling Shareholder”) to any third party, including any Party -and provided that it is not one of the cases authorized under Clauses 4.03 or 4.04- such Selling Shareholder must report its decision in writing

(hereinafter referred to as the “Notice of Sale”) to the Corporation’s Board of Directors (the “Board of Directors”) and the remaining Parties (hereinafter referred to as the “Non-Selling Shareholders”).

Clause 5.02.  Content of Notice of Sale.

The Notice of Sale must be sent simultaneously to the Board of Directors and Non-Selling Shareholders, establishing in writing: (i) the number and details of the Shares belonging to the Selling Shareholder that it wishes to Transfer (hereinafter referred to as the “Offered Shares”); and (ii) the price in money and cash for each Corporate Share for which the Selling Shareholder is willing to perform the Transfer of the Offered Shares (hereinafter referred to as the “Price”).

Clause 5.03.  Offer of Sale.

(a)                                The Notice of Sale shall be considered, for all purposes, an irrevocable offer of sale of the Offered Shares made by the Selling Shareholder to the Non-Selling Shareholders for a term of thirty (30) calendar days (hereinafter referred to as the “Exercise Period”).

(b)                                Once the Notice of Sale has been provided, the Board of Directors shall immediately proceed to verify that all of the Non-Selling Shareholders have received it; otherwise, it shall notify them immediately.

(c)                                 The Exercise Period shall be the same for all Non-Selling Shareholders and shall be calculated as of the receipt by the Board of Directors of the Notice of Sale, regardless of the date on which each Non-Selling Shareholder has received the Notice of Sale.  The offer of sale issued by the Selling Shareholder shall be understood to be made at the Price.

Clause 5.04.  Preemptive Right.

(a)                                Non-Selling Shareholders shall have preemptive rights to purchase all, but no less than all, of the Offered Shares (hereinafter referred to as the “Preemptive Right”). If all of the Non-Selling Shareholders decide to exercise their respective Preemptive Rights (hereinafter referred to as the “Purchasing Shareholders”), the Offered Shares shall be distributed in proportion to their respective Corporate Shareholdings, excluding from the respective distribution the proportion corresponding to any of the Parties who are not Purchasing Shareholders. For clarification purposes, it is hereby stated that in this case, the provisions of Clause 5.08 (b) hereof shall not apply.

(b)                                Should one of the Non-Selling Shareholders decide to exercise their respective Preemptive Rights, the Offered Shares shall be distributed proportionally to their respective Corporate Shareholdings, excluding from the distribution the proportion corresponding to any of the Parties who are not Purchasing Shareholders. For clarification purposes, it is hereby stated that in this case, the provisions of Clause 5.08 (b) hereof shall not apply.

(c)                                 In all cases, the exercise of Preemptive Rights shall entail for the Purchasing Shareholder the obligation to purchase all of the Offered Shares and, therefore, the Offered Shares shall be understood to be jointly purchased by all of the Purchasing Shareholders, who shall jointly assume the obligation of payment of the Price.

Clause 5.05.  Notice of Purchase.

(a)                                The Non-Selling Shareholders must, within the Exercise Period, notify the Board of Directors in writing if they intend to exercise their Preemptive Rights with regard to the Offered Shares (such notice to the Board of Directors shall hereinafter be referred to as the “Notice of Purchase”).

(b)                                The Notice of Purchase shall entail, for the Purchasing Shareholder, full acceptance of the sale offer (for the Price) of the Offered Shares, made by the Selling Shareholder through the Notice of Sale.

(c)                                 Acceptance of the sale offer of the Shares Sold for the Price shall be understood to be performed as of the written notification of the Board of Directors, of the Notice of Purchase.  Failure to provide a written Notice of Purchase to the Board of Directors within the Exercise Period shall imply - with no admission of proof to the contrary - the waiver by the Non-Selling Shareholders of their Preemptive Rights established herein.

Clause 5.06.  Terms and Conditions of the Purchase and Sale of Offered Shares.

(a)                                The Notice of Purchase as established in Clause 5.05 above shall entail the execution of an Agreement for the Purchase and Sale of the Offered Shares, for the Price, by and between the Selling Shareholder, as party of the first part, and the Purchasing Shareholder/s, as party of the second part.

(b)                                Unless otherwise agreed in writing by the Selling Shareholder and each of the Purchasing Shareholders, the Agreement for the Purchase and Sale of the Offered Shares shall be executed under the following terms:

(i) Purpose: the Offered Shares;

(ii) Price: The amount established as such in the Notice of Sale;

(iii) Method of Payment of the Price: on the due date, either in cash or by transfer to the bank account indicated by the Selling Shareholder five (5) business days prior to the date of completion;

(iv) Transfer and Delivery of Offered Shares: On the due date, the Selling Shareholder must provide to the Purchasing Shareholder, upon payment of the Price: (1) the certificates representing the Offered Shares, free from any restriction or encumbrance (with the exception of any restriction or encumbrance that may have been established on the Corporate Shares admitted by this Shareholders’ Agreement); and (2) the notice sent to the Corporation reporting (for the purposes established in Section 215 of Law 19,550) the transfer of the Offered Shares to the Purchasing Shareholder.

(v) Place, Date and Time of Completion: Unless otherwise expressly agreed by the Selling Shareholder and the Purchasing Shareholder, the completion of the Agreement for the Purchase and Sale of the Offered Shares, understood as the fulfillment of all the obligations of the Selling Shareholder and the Purchasing Shareholder, must take place within (10) calendar days following the determination of the Price, at the office of a banking institution of the city of Buenos Aires and within banking hours allowing the payment of the Price as stated above.  In the event of a discrepancy or lack of agreement, completion shall take place at the registered legal address of the Corporation on the date and at the time determined by the Board of Directors.

Clause 5.07.  Non-Compliance with the Agreement for the Purchase and Sale of the Offered Shares.

(a)                                Default in the fulfillment of the obligations of the parties to the agreement for the purchase and sale of the Offered Shares shall occur by operation of law upon expiration of the agreed terms, without prior notice of any kind.  Once default by one of the parties has occurred, the complying party may choose to: (i) demand compliance with the specific obligation, plus a fine for each day of delay in compliance with the obligation, equal to 0.5% (five tenths of one percent) of the Price; or (ii) immediately declare the termination the agreement for the purchase and sale of the Offered Shares for reasons attributable to the non-complying party.

(b)                                Should the complying party choose to demand compliance as indicated in  § (a) (i) above, if the non-complying party is the Selling Shareholder, the fine accrued until the date of compliance with its obligation shall be deducted from the Price; if the non-complying party is the Purchasing Shareholder, the fine accrued until compliance with the obligation shall be added to the Price and must be paid in addition to it.

(c)                                 Should the complying party choose to declare the agreement for the purchase and sale of the Offered Shares terminated, the complying party shall be entitled to claim from the non-complying party, payment - within five (5) calendar days as of the date on which notice is provided of such decision - of an amount equal to thirty percent (30%) of the Price, by way of compensation and penalty.

Clause 5.08.  Failure to Exercise Preemptive Rights.

(a)                                If the Board of Directors does not receive - within the Exercise Period - any Notice of Purchase sent by any of the Non-Selling Shareholders, the Selling Shareholder shall be free to Transfer the Offered Shares to any interested third party at the Price, provided that such transfer is performed in terms substantially analogous to the ones established in the Notice of Sale. Should a Transfer be intended during the first five (5) years of the life of this Shareholders’ Agreement, the intended acquirer must previously and expressly agree, without any reservations, to submit to all of the provisions contained in Section II of this Shareholders’ Agreement and the transferring Party shall be jointly liable for any non-compliance by the acquiring party with its obligations under the abovementioned Section II of this Shareholders’ Agreement.

(b)                                In no case and under no circumstances shall a Selling Shareholder Transfer to third parties Shares with multiple votes. Therefore, prior to any Transfer, the Selling Shareholder shall request that the Corporation convert the Offered Shares to an equal amount of common Corporate shares with the right to one (1) vote per share, under the terms established in the by-laws.

(c)                                 If, for any reason, the Transfer of the Offered Shares to a third party does not occur within sixty (60) calendar days as of the expiration of the Exercise Period, the Selling Shareholder may only offer and/or perform a Transfer of Offered Shares, or any other Corporate Shares it may own, provided that it again grants Preemptive Rights to the rest of the Parties, and by the procedure described in Section V hereof.

Clause 5.09.  Intervention of the National Commission for the Protection of Competition

In the event that, due to the nature of the respective purchase of Corporate Shares, authorization by the National Commission for the Protection of Competition (or by the body by which it may be substituted or replaced in the future in the functions established by Law No. 25,156) is previously required, the terms and procedures for the Transfer of Corporate Shares shall be subject to the following changes:

(a)                                the full acceptance of the sale offer mentioned in Clause 5.05 (c) shall be understood to be provided subject to the condition subsequent that the respective approval be obtained from the National Commission for the Protection of Competition;

(b)                                the ten (10) day term established for the completion of the operation of purchase and sale of the Offered Shares referred to in Clause 5.06(b)(v) shall be calculated as of the date of notification of the resolution of the National Commission for the Protection of Competition approving the operation;

(c)                                 The Parties hereby undertake to perform, and to cause the Corporation to perform, as the case may be, all the actions, submissions and procedures required to obtain approval of the respective operation by the National Commission for the Protection of Competition or the respective body with similar powers, within the legal and regulatory terms established for such purpose;

(d)                                Should one of the Parties fail to comply with the obligation established in subsection (c) above, default shall not occur automatically in this case, but the complying Party must duly request that the non-complying Party fulfill the respective obligation within a term of no more than ten (10) days, under penalty of a daily fine of US$ 50,000; and

(e)                                 If none of the Non-Selling Shareholders exercise their Preemptive Rights, the term in which the Transfer of Offered Shares must occur to avoid reinitiation of the procedure established in this Section V shall be extended from sixty (60) days (as established in Clause 5.08 (c)) to one hundred and twenty (120) days calculated as of the expiration of the Exercise Period.

SECTION VI

MISCELLANEOUS PROVISIONS

Clause 6.01. Term.

This Shareholders’ Agreement shall remain in full force and effect for a term of twenty (20) years as of its effective date, as established in Clause 6.03 (b) of this Shareholders’ Agreement.

Clause 6.02.  Effects of the Shareholders’ Agreement  Assignments.

The provisions of this Shareholders’ Agreement shall extend actively and passively to the Parties and to their respective successors. None of the Parties may assign this Shareholders’ Agreement, or the rights established herein, without the prior written consent of the other Parties.

Clause 6.03.  Completion of the Shareholders’ Agreement. Effective Date.

(a)                                This Shareholders’ Agreement contains the entire agreement between the parties in relation to the matters constituting its purpose.

(b)                                This Shareholders’ Agreement shall become effective on April 14, 2017, unless it becomes effective earlier if, prior to such date, the Corporation effectively makes a public offering and/or negotiates all or part of its shares in the Argentine Republic or abroad.

(c)                                 Subject to the effectiveness of this Shareholders’ Agreement, as established in  § (b) of this Clause 6.03 and as of the date on which it becomes effective, this Shareholders’ Agreement shall supersede all prior verbal or written agreements, assertions and understandings between the Parties, including the 2004 Shareholders’ Agreement. The above shall apply notwithstanding the rights granted to any of the parties under the 2004 Shareholders’ Agreement, in any event, and regardless of whether or not this Shareholders’ Agreement becomes effective, Ricardo Navilli, Carlos Navilli, Adriana Navilli and Marcos Villemur hereby express their full approval of the governance, management and auditing of the Corporation (including its assets, distributions, activities and operations) carried out as of this date within the framework of the 2004 Shareholders’ Agreement (particularly in all matters related to the distribution of fees and distributions) and have absolutely no complaints in this regard.

Clause 6.04.  Amendments and Waivers.

No supplementary provisions, amendments or reform of this Shareholders’ Agreement shall be binding unless they are issued in writing and signed by the Parties. Except as established in this Shareholders’ Agreement, no waiver shall be binding unless it is granted in writing by the Party against which the waiver must be effective.  No waiver of any of the provisions of this Shareholders’ Agreement shall be deemed or constitute a waiver of any other provision, whether similar or not, and no waiver shall constitute a permanent waiver.  Failure or delay by any of the Parties in exercising any right, power or privilege established herein shall not constitute a waiver of such right, power or privilege, nor shall their singular or partial exercise prevent any other such exercise or subsequent exercise or the exercise of any other right, power or privilege.

Clause 6.05. Additional Warranties.

The Parties and, to the extent it is concerned, the Corporation, must immediately take the steps that are necessary or convenient, or cause them to be taken, sign additional documents and other documents, certificates, shareholders’ meeting minutes, amendments to the by-laws and other instruments and shall exercise the rights granted by the Shares, so as to ensure compliance with the provisions, purpose and spirit of this Shareholders’ Agreement to the fullest extent possible and guarantee that they become fully effective.

Clause 6.06.  Severability.

Should any clause or provision of this Shareholders’ Agreement be invalid, illegal or unenforceable by virtue of a legal or public order provision, the rest of the clauses and provisions of this Shareholders’ Agreement shall nevertheless remain in full force and effect and such invalid, illegal or unenforceable clause or provision shall be immediately amended by the Parties as required to adjust it to applicable law or public order and implement it as consistently as possible with the original intent of the Parties.

Clause 6.07.  Registered Legal Address.  Notices.

For all purposes of this Shareholders’ Agreement, the Parties hereby constitute their registered legal addresses at the locations indicated in the header hereof, where all notices sent shall be valid.

Clause 6.08.  Applicable Law.  Dispute Resolution.

(a)                                This Shareholders’ Agreement and the rights and obligations of the Parties shall be construed and judged pursuant to the laws of the Argentine Republic.

(b)                                For the resolution of any dispute, discrepancy or difference with regard to the validity, effectiveness, interpretation, compliance with and/or performance of this Shareholders’ Agreement, the Parties shall accept the final award of the General Court of Arbitration of the Buenos Aires Stock Exchange, the Regulations of which are known and accepted by the Parties, and whose award shall be final and unappealable.  The Court shall issue an award under the Law.

(c)                                 The provisions of this Clause 6.08 shall survive the termination of this Shareholders’ Agreement, regardless of its cause, and their validity shall be extended throughout the existence of disputes arising from the Shareholders’ Agreement.

Clause 6.09.  Prevailing Agreement.

The provisions of this Shareholders’ Agreement shall prevail over any contradictory provision of the Corporate by-laws or regulations.  Therefore, in case of doubt on the application, scope or interpretation of any clause of the by-laws or regulations, the provisions established in this Shareholders’ Agreement shall apply in every case.  None of the Parties may invoke the provisions of the by-laws or regulations to breach or fail to comply with the provisions established in this Shareholders’ Agreement.

Clause 6.10. Acceptance by the Corporation.

The Corporation subscribes this Shareholders’ Agreement for the purpose of accepting and assuming without reservations each and every one of its obligations and commitments established directly or indirectly hereunder. Furthermore, the Corporation hereby undertakes to perform or refrain from performing, as the case may be, all acts that are necessary and/or convenient to fulfill (i) the common and irrevocable intent of the Parties expressed in this Shareholders’ Agreement and (ii) the purpose of this Shareholders’ Agreement and each and every one of its provisions.

IN WITNESS WHEREOF, the Parties have subscribed six (6) identical counterparts.

/s/ Ricardo Alberto Navilli
RICARDO ALBERTO NAVILLI

/s/ Carlos Adriano Navilli
CARLOS ADRIANO NAVILLI

/s/ Aldo Adriano Navilli
ALDO ADRIANO NAVILLI

/s/ Adriana Elba Navilli
ADRIANA ELBA NAVILLI

/s/ Marcos Villemur
MARCOS VILLEMUR

The following party has subscribed this Agreement for the purposes of notification, acceptance of its duties and the provision of its full approval:

/s/ Molino Cañuelas S.A.
MOLINO CAÑUELAS S.A.

The following Parties hereby provide their conjugal consent and assent:

Annex I

SHAREHOLDERS OF MOLINO CAÑUELAS   S.A.C.I.F.I.A

NUMBER OF SHARES	CERTIFICATE No.	NUMBER OF SHARES	SHARES No.	SUBSCRIBED AMOUNT	NUMBER OF VOTES	FULL NAME AND ADDRESS	DOCUMENT No.
						Ricardo Alberto NAVILLI
3.000.000	25 TO 48	3.000.000	3,000,001 TO 6,000,000	3.000.000	3.000.000	Sarmiento 136- Laboulaye -(Prov. of Cba.)	D.N.I. (National Identity Document) No. 13,420,134

						Adriana Elba NAVILLI
1.750.000	59 TO 72	1.800.000	7,250,001 TO 9,000,000	1.750.000	1.750.000	Av. Pellegrini 10 - Laboulaye - (Prov. of Cba.)	D.N.I. No. 11,398,465
50.000	58		7,125,001 TO 7,175,000	50.000	50.000

						Aldo Adriano NAVILLI

3.000.000	1 TO 24	3.000.000	1 TO 3,000,000	3.000.000	3.000.000	Ombú 3,075 - Buenos Aires	D.N.I. No. 10,053,805

						Carlos Adriano NAVILLI
3.000.000	73 TO 96	3.000.000	9,000,001 TO 12,000,000	3.000.000	3.000.000	Las Heras 41 - Laboulaye - (Prov. of Cba.)	D.N.I. No. 12,657,137

500.000	49 TO 52	500.000	6,000,001 TO 6,500,000	500.000	500.000	Adriana Elba NAVILLI	D.N.I. No. 11,398,465
25.000	53	25.000	6,500,001 TO 6,525,000	25.000	25.000	Av. Pellegrini 10 - Laboulaye - (Prov. of Cba.)
75.000	97	75.000	7,175,001 TO 7,250,000	75.000	75.000

225.000	54	225.000	6,525,001 TO 6,750,000	225.000	225.000	Marcos Aníbal Villemur
375.000	55 TO 57	375.000	6,750,001 TO 7,125,000	375.000	375.000	Av. Pellegrini 10 - Laboulaye - (Prov. of Cba.)	D.N.I. No. 26,974,403

12.000.000				12.000.000,00	12.000.000